CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 23, 2002, with respect to the consolidated financial statements of Aid Association for Lutherans, and our report dated March 1, 2002, with respect to the supplemental consolidated financial statements of Aid Association for Lutherans / Lutheran Brotherhood in this Post-Effective Amendment No. 1 to Form S-6 Registration Statement under the Securities Act of 1933 (File No. 333-76152) and related prospectus of LB Variable Insurance Account I.

/s/ ERNST & YOUNG LLP

Milwaukee, Wisconsin
April 26, 2002